Exhibit 10.1

Execution
SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of February 7, 2021, is made by and among ARYA Sciences Holdings III, an exempted company incorporated in the Cayman Islands with limited liability (the “Sponsor”), the other holders of ARYA Class B Shares set forth on Schedule I hereto (the “Other Class B Holders”, and together with the Sponsor, collectively, the “Shareholders”), ARYA Sciences Acquisition Corp III, an exempted company incorporated in the Cayman Islands with limited liability (“ARYA”), and Nautilus Biotechnology, Inc., a Delaware corporation (the “Company”).  The Sponsor, the Other Class B Holders, ARYA and the Company shall be referred to herein from time to time collectively as the “Parties”.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, ARYA, the Company and certain other Persons party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”); and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, (a) the Shareholders agree that they will vote in favor of approval of the Business Combination Agreement and the transactions contemplated thereby (including the Domestication and the Merger) and (b) the Shareholders agree to waive any adjustment to the conversion ratio set forth in the Governing Documents of ARYA, including under Article 12 of the Amended and Restated Articles of Association of ARYA, or any other anti-dilution or similar protection with respect to all of the ARYA Class B Shares related to the transactions contemplated by the Business Combination Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.          Agreement to Vote.

a.          Each Shareholder (in his, her or its capacity as a shareholder of ARYA and on behalf of himself, herself and itself and not the other Shareholders) hereby irrevocably agrees, at any meeting of the shareholders of ARYA duly called and convened in accordance with the Governing Documents of ARYA, whether or not adjourned and however called, including at the ARYA Shareholders Meeting or otherwise, and in any action by written consent of the shareholders of ARYA, (i) to vote, or cause to be voted, or execute and return, or cause to be executed and returned, an action by written consent with respect to, as applicable, all of such Shareholder’s ARYA Class B Shares and ARYA Class A Shares (if any) held of record or beneficially by such Shareholder as of the date of this Agreement, or to which such Shareholder acquires record or beneficial ownership after the date hereof and prior to the Closing (collectively, the “Subject ARYA Equity Securities”) in favor of each of the Transaction Proposals, in each case, to the extent Subject ARYA Equity Securities are entitled to vote thereon or consent thereto and (ii) when such meeting is held, appear at such meeting or otherwise cause the Subject ARYA Equity Securities to be counted as present thereat for the purpose of establishing a quorum, and (iii) to vote, or cause to be voted against, against or withhold written consent, or cause written consent to be withheld, with respect to, as applicable, (A) any ARYA Acquisition Proposal or (B) any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of the ARYA Parties’ covenants, agreements or obligations under the Business Combination Agreement  or (y) any of the conditions to the Closing set forth in Sections 6.1 or 6.3 of the Business Combination Agreement not being satisfied.

b.          Without limiting any other rights or remedies of the Company, each Shareholder hereby irrevocably appoints the chief executive officer of the Company or any other officer of the Company designated by Company as each Shareholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstitution), for and in the name, place and stead of each Shareholder, (i) to attend on behalf of each Shareholder any meeting of the ARYA Shareholders with respect to the matters described in Section 1(a), (ii) to include the Subject ARYA Equity Securities in any computation for purposes of establishing a quorum at any such meeting of the holders of ARYA Shares and (iii) to vote (or cause to be voted), or deliver a written consent (or withhold consent) with respect to, as applicable, the ARYA Equity Securities on the matters specified in, and in accordance and consistent with Section 1(a) in connection with any meeting of the holders of ARYA Shares or any action by written consent by the holders of ARYA Shares, in each case, in the event that any Shareholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a).

c.          The proxy granted by the Shareholder pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for the Company entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby.  The proxy granted by the Shareholder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Shareholder and shall revoke any and all prior proxies granted by the Shareholder with respect to the Subject ARYA Equity Securities. The vote or consent of the proxyholder in accordance with Section 1(b) and with respect to the matters described in Section 1(a) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject ARYA Equity Securities and a vote or consent by the Shareholder of the Subject ARYA Equity Securities (or any other Person with the power to vote or provide consent with respect to the Subject ARYA Equity Securities) with respect to the matters described in Section 1(a).  The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except for those matters described in Section 1(a).

2.          Waiver of Anti-dilution Protection.  Each Shareholder hereby (a) waives, subject to, and conditioned upon, the occurrence of the Closing (for himself, herself or itself and for his, her or its, successors, heirs and assigns), and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate that the ARYA Class B Shares held by him, her or it convert into ARYA Class A Shares, including those set out in Article 12 of the Amended and Restated Articles of Association of ARYA, in connection with the transactions contemplated by the Business Combination Agreement or otherwise.  ARYA hereby acknowledges and agrees to such waiver.  Each Shareholder hereby acknowledges and agrees that upon the Domestication, each ARYA Class B Share will be converted into one (1) share of common stock, par value $0.0001 per share, of ARYA (“ARYA Common Stock”) and following the Domestication, no provision of the Pre-Closing ARYA Governing Documents, including Article 12 of the Amended and Restated Articles of Association of ARYA, will be of any force or effect with respect to the shares of ARYA Common Stock.

3.          Transfer of Shares.

a.          Except as expressly contemplated by the Business Combination Agreement or with the prior written consent of the Company (such consent to be given or withheld in its sole discretion), from and after the date hereof, each Shareholder hereby agrees that he, she or it shall not (i) Transfer any of his, her or its Subject ARYA Equity Securities, (ii) enter into (A) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require such Shareholder to Transfer his, her or its Subject ARYA Equity Securities or (B) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject ARYA Equity Securities in a manner inconsistent with the covenants and obligations of this Agreement, or (iii) enter into any Contract to take, or cause to be taken, any of the actions set forth in  clauses (i) or (ii); provided, however, that the foregoing shall not apply to any Transfer (1) to ARYA’s officers or directors, any members or partners of the Sponsor, any affiliates of the Sponsor, or any employees of such affiliate; (2) in the case of an individual, by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such individual; (3) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (4) in the case of an individual, pursuant to a qualified domestic relations order; or (5) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; provided, that the transferring Shareholder shall, and shall cause any transferee of his, her or its Subject ARYA Securities of the type set forth in clauses (1) through (5), to enter into a written agreement in form and substance reasonably satisfactory to the Company, agreeing to be bound by this Agreement (which will include, for the avoidance of doubt, all of the covenants, agreements and obligations of the transferring Shareholder hereunder and the making of all applicable representations and warranties of the transferring Shareholder set forth in Section 6 with respect to such transferee and his, her or its Subject ARYA Equity Securities received upon such Transfer, as applicable) prior and as a condition to the occurrence of such Transfer.  For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or encumbrance in or disposition of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

b.          In furtherance of the foregoing, ARYA hereby agrees to (i) place a revocable stop order on all Subject ARYA Equity Securities subject to Section 3(a), including those which may be covered by a registration statement, and (ii) notify ARYA’s transfer agent in writing of such stop order and the restrictions on such Subject ARYA Equity Securities under Section 3(a) and direct ARYA’s transfer agent not to process any attempts by any such Shareholder to Transfer any Subject ARYA Equity Securities except in compliance with Section 3(a); for the avoidance of doubt, the obligations of ARYA under this Section 3(b) shall be deemed to be satisfied by the existence of any similar stop order or restrictions currently existing on the Subject ARYA Equity Securities.

4.          Other Covenants.

a.          Each Shareholder hereby agrees that he, she or it shall (i) be bound by and subject to Sections 5.3(a) (Confidentiality and Access to Information) and 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if such Shareholder is directly a party thereto, and (ii) not, directly or indirectly, take any action that ARYA is prohibited from taking pursuant to Section 5.7(a) (Exclusive Dealing) of the Business Combination Agreement.

b.          Each Shareholder acknowledges and agrees that the Company is entering into the Business Combination Agreement in reliance upon each Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for each such Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, the Company would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement or the Ancillary Documents.

c.          Each Shareholder hereby agrees that it shall not exercise or submit a request to exercise the ARYA Shareholder Redemption with respect to any ARYA Class A Shares held by him, her or it.

5.          Termination of Lock-up Period.  Each of the Shareholders hereby agrees that subject to, and conditioned upon the occurrence and effective as of, the Closing, Section 5 of that certain Letter Agreement, dated August 6, 2020 (the “Insider Letter Agreement”), by and among ARYA, the Shareholders and the other members of the ARYA Board, shall be amended and restated in its entirety as follows:

“5.    Reserved.”

The amendment and restatement of the Insider Letter Agreement set forth in this Section 5 shall be void and of no force and effect if the Business Combination Agreement is terminated in accordance with its terms.

6.          Representations and Warranties.  Each Shareholder represents and warrants, solely with respect to himself, herself or itself and not any of the other Shareholders, to the Company as follows:

a.          If such Shareholder is an entity, such Shareholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

b.          If such Shareholder is an entity, such Shareholder has the requisite corporate, limited liability company or other similar power and authority or, if such Shareholder is an individual, has the legal capacity and the requisite power and authority to execute and deliver this Agreement, to perform his, her or its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby.  If such Shareholder is an entity, the execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of such Shareholder.  This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid, legal and binding agreement of such Shareholder (assuming that this Agreement is duly authorized, executed and delivered by the other Parties hereto), enforceable against such Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

c.          No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of such Shareholder with respect to such Shareholder’s execution, delivery or performance of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of such Shareholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

d.          None of the execution or delivery of this Agreement by such Shareholder, the performance by such Shareholder of any of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) if such Shareholder is an entity, result in any breach of any provision of such Shareholder’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which such Shareholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which such Shareholder or any of his, her or its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject ARYA Equity Securities, except, in the case of any of clauses (ii) through (iv) above, as would not adversely affect the ability of such Shareholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

e.          Such Shareholder is the record and/or beneficial owner, as applicable, of the Subject ARYA Equity Securities and has valid, good and marketable title to the Subject ARYA Equity Securities, free and clear of all Liens (other than transfer restrictions under applicable Securities Law, under the ARYA Governing Documents, under the Insider Letter Agreement or under the other Contracts set forth on Section 4.6(c) of the ARYA Disclosure Schedules).  Except for the Equity Securities of ARYA set forth on Schedule II hereto, together with any other Equity Securities of ARYA that such Shareholder acquires record or beneficial ownership after the date hereof that is either permitted pursuant to or acquired in accordance with Section 5.11(h) of the Business Combination Agreement, such Shareholder does not own, beneficially or of record, any Equity Securities of ARYA or have the right to acquire any Equity Securities of ARYA.  Such Shareholder has the sole right to vote (and provide consent in respect of, as applicable) the Subject ARYA Equity Securities and, except for this Agreement, the Business Combination Agreement, the Governing Documents of ARYA, the Contracts set forth on Section 4.6(c) of the ARYA Disclosure Schedules, or any proxy given for purposes of voting in favor of the Transaction Proposals, such Shareholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require such Shareholder to Transfer any of the Subject ARYA Equity Securities or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject ARYA Equity Securities in a manner inconsistent with the requirements of this Agreement. The Shareholders, collectively, hold 100% of the issued and outstanding ARYA Class B Shares as of the date hereof.

f.          There is no Proceeding pending or, to such Shareholder’s knowledge, threatened in writing against or involving such Shareholder or any of his, her or its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of such Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

g.          Such Shareholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that (i) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Company and the transactions contemplated by this Agreement, the Business Combination Agreement and the other Ancillary Documents to which he, she or it is or will be a party and (ii) he, she or it has been furnished with or given access to such documents and information about the Company and their respective businesses and operations as he, she or it and his, her or its Representatives have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement or the other Ancillary Documents to which he, she or it is or will be a party and the transactions contemplated hereby and thereby.

h.          In entering into this Agreement and the other Ancillary Documents to which he, she or it is or will be a party, such Shareholder has relied solely on his, her or its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Documents to which he, she or it is or will be a party and no other representations or warranties of the Company (including, for the avoidance of doubt, none of the representations or warranties of the Company set forth in the Business Combination Agreement or any other Ancillary Document to which such Shareholder is not and will not be a party) or any other Person, either express or implied, and such Shareholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement or in the other Ancillary Documents to which he, she or it is or will be a party, none of the Company or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.

i.          Such Shareholder hereby acknowledges and agrees that he, she, or it shall not receive (whether in his, her or its capacity as a shareholder of ARYA or otherwise) from ARYA any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the transactions contemplated by the Business Combination Agreement, except as otherwise expressly contemplated by the Business Combination Agreement, and excluding, for the avoidance of doubt, his, her or its ARYA Shares.

7.          Termination.  This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time and (b) the termination of the Business Combination Agreement in accordance with its terms.  Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement.  Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 7(b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination, (ii)  Section 4(a)(i) (solely to the extent that it relates to Section 5.3(a) (Confidentiality and Access to Information) of the Business Combination Agreement) and the representations and warranties set forth in Sections 6(g) and (h) shall each survive the termination of this Agreement, (iii) Section 4(a)(i) (solely to the extent that it relates to Section 5.4(a) (Public Announcements) of the Business Combination Agreement) and Section 18 shall each survive the termination of this Agreement pursuant to Section 7(a), and (iv) this Section 7, Section 8, Section 9, Section 14, Section 16, Section 17 and Sections 10 through 13, 15 and 19 through 24 (to the extent related to any of the provisions that survive the termination of this Agreement) shall survive any termination of this Agreement. For purposes of this Section 7, (x) “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement and  (y) “Fraud” means an act or omission by a Party, and requires: (A) a false or incorrect representation or warranty expressly set forth in this Agreement, (B) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (C) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (D) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (E) another Party to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

8.          No Recourse.  Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Company Affiliated Party or any ARYA Affiliated Party (other than the Shareholders named as parties hereto), and (b) no Company Affiliated Party or ARYA Affiliated Party (other than the Shareholders named as parties hereto), shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.  Notwithstanding anything to the contrary in this Agreement, (i) in no event shall any Shareholder have any obligations or Liabilities related to or arising out of the covenants, agreements, obligations, representations or warranties of any other Shareholder under this Agreement (including related to or arising out of the breach of any such covenant, agreement, obligation, representation or warranty by any other Shareholder), (ii) in no event shall ARYA have any obligations or Liabilities related to or arising out of the covenants, agreements, obligations, representations or warrants of any Shareholder under this Agreement (including related to or arising out of any breach of any such covenant, agreement, obligation, representation or warranty by any such Shareholder).

9.          Fiduciary Duties.  Notwithstanding anything in this Agreement to the contrary, (a) each Shareholder makes no agreement or understanding herein in any capacity other than in such Shareholder’s capacity as a record holder and/or beneficial owner of the Subject ARYA Equity Securities, and not, in the case of each Other Class B Shareholder in such Other Class B Shareholder’s capacity as a director, officer or employee of any ARYA Party, and (b) nothing herein will be construed to limit or affect any action or inaction by each Other Class B Shareholder or any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of any ARYA Party or as an officer, employee or fiduciary of any ARYA Party, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such ARYA Party.

10.          No Third Party Beneficiaries.  This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement.  Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

11.          Notices .  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to any Shareholder, to:

c/o ARYA Science Acquisition Corp.
51 Astor Place, 10th Floor
New York, NY 10003
Attention:	Michael Altman
Konstantin Poukalov
Email:	altman@perceptivelife.com
konstantin@perceptivelife.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Jonathan Davis, P.C.
Ryan Brissette
Email:	jonathan.davis@kirkland.com
ryan.brissette@kirkland.com

If to the Company, to:

Nautilus Biotechnology, Inc.
PO Box 22027
Seattle, WA 98122
Attention:	Sujal Patel, Chief Executive Officer
Email:	smpatel@nautilus.bio

with a copy (which shall not constitute notice) to

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attention:	Robert Kornegay
Email:	rkornegay@wsgr.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.
One Market Plaza, Spear Tower, Suite 3300
San Francisco, CA 94105
Attention:	Robert T. Ishii
Brian Keyes
Email:	rishii@wsgr.com
bkeyes@wsgr.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

12.          Entire Agreement.  This Agreement, the Business Combination Agreement and documents referred to herein or therein, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

13.          Amendments and Waivers; Assignment  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each Party hereto. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Party without the other Party’s prior written consent (to be withheld or given in its sole discretion).  Any attempted assignment of this Agreement not in accordance with the terms of this Section 13 shall be void.

14.          Fees and Expenses.  All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that, any such fees and expenses incurred by the Shareholders shall be deemed to be ARYA Expenses.

15.          Remedies.  Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.  The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that either Party does not perform his, her or its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions.  It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity.  Each Party agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

16.          No Ownership Interest.   Nothing contained in this Agreement will be deemed to vest in the Company any direct or indirect ownership or incidents of ownership of or with respect to the Subject ARYA Equity Securities.  All rights, ownership and economic benefits of and relating to the Subject ARYA Equity Securities shall remain vested in and belong to the applicable Shareholder, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of ARYA or exercise any power or authority to direct such Shareholder in the voting of any of the Subject ARYA Equity Securities, except as otherwise expressly provided herein with respect to the Subject ARYA Equity Securities.  Except as otherwise expressly provided in Section 1, such Shareholder shall not be restricted from voting in favor of, against or abstaining with respect to or giving (or withholding) its written consent to any other matters presented to the shareholders of ARYA.

17.          Acknowledgements. Each Party acknowledges that (a) Kirkland & Ellis LLP, counsel for ARYA and ARYA Sponsor, is representing ARYA and ARYA Sponsor in connection with this Agreement, the Business Combination Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, (b) Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, is representing the Company in connection with this Agreement, the Business Combination Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, (c) none of the foregoing firms is representing the Other Class B Shareholders in connection with this Agreement, the Merger, the Business Combination Agreement, the Ancillary Documents or the transactions contemplated hereby, thereby or otherwise and (d) each Other Class B Shareholder acknowledges that he, she or it has had the opportunity to consult with its, his or her own counsel.

18.          Non-Survival. The representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time) in this Agreement shall terminate at the Effective Time. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms.

19.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

20.          Construction; Interpretation. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.  No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party.  Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (l) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement).  If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

21.          Severability.  Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

22.          Counterparts; Electronic Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

23.          Waiver of Jury Trial.  THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.  THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23.

24.          Submission to Jurisdiction.  Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum.  Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 24 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts.  Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 11 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

ARYA SCIENCES HOLDINGS III

By:	/s/ Michael Altman
Name:	Michael Altman
Title:	Authorized Signatory

 NAUTILUS BIOTECHNOLOGY, INC.

By:	/s/ Sujal Patel
Name:	Sujal Patel
Title:	Chief Executive Officer

ARYA SCIENCES ACQUISITION CORP III

By:	/s/ Michael Altman
Name:	Michael Altman
Title:	Chief Financial Officer

[Signature Page to Sponsor Letter Agreement]

OTHER CLASS B SHAREHOLDERS

/s/ Saqib Islam
Saqib Islam

/s/ Todd Wider
Todd Wider

/s/ Bradley Campbell
Bradley Campbell

[Signature Page to Sponsor Letter Agreement]

SCHEDULE I

Other Class B Holders

1.	Bradley Campbell

2.	Saqib Islam

3.	Todd Wider

SCHEDULE II

ARYA Equity Securities as of February 7, 2021

Shareholder	Number of ARYA Class A Shares	Number of ARYA Class B Shares
Sponsor	499,000	3,647,500
Bradley Campbell	0	30,000
Saqib Islam	0	30,000
Todd Wider	0	30,000